Exhibit 10.18

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT (this "Amendment") to that certain Stock Purchase Agreement (the “Agreement”) dated as of March 18, 2013, by and between UFI ACQUISITION, INC., a Delaware corporation (the “Company”), and THE PENINSULA FUND V LIMITED PARTNERSHIP, a Delaware limited partnership (the “Purchaser”), is made and entered into as of December _____, 2013. Capitalized terms used and not otherwise defined in this Agreement will have the same meaning ascribed to them in the Agreement. The parties to this Amendment agree as follows:

WITNESSETH

WHEREAS, pursuant to the terms of the Agreement, the Company issued to the Purchaser 350,000 shares of Common Stock (the “Original Common Stock”) for a purchase price of $3,500,000.

WHEREAS, the Company desires to raise additional capital through the offering (the “New Offering”) and sale of an additional 580,000 shares of Common Stock for a purchase price of $10 per share.

WHEREAS, as part of the New Offering, the Company desires to issue to the Purchaser, and the Purchaser desires to purchase from the Company for a purchase price of $1,218,000, 121,800 shares of Common Stock (the “Additional Common Stock”).

WHEREAS, after completion of the New Offering and closing of the transactions anticipated hereby, the Purchaser will own 471,800 shares of Common Stock, representing 19.51% of the Company’s Common Stock on a fully diluted basis.

WHEREAS, the Purchaser and the Company desire that the terms of the Agreement govern the Additional Common Stock as well as the Original Common Stock.

WHEREAS, the Purchaser and the Company are entering into this Amendment to set forth and clarify their mutual understandings in connection with the New Offering and the Additional Common Stock.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Section 2.1 of the Agreement is hereby deleted in its entirety and amended and restated in its entirety to read as follows:

2.1           The Common Stock.

On the First Closing Date, the Purchaser agrees to purchase from the Company for a purchase price of $3,500,000, and the Company agrees to issue to the Purchaser, 350,000 shares of Common Stock which, as of the First Closing Date, represents 19.425% of the Common Stock on a fully diluted basis, all in accordance with terms and conditions of this Agreement. As used in this Agreement, the term “on a fully diluted basis” means the number of shares of Common Stock of the Company as of any date, assuming full exercise or conversion of all warrants, options, units, convertible notes or debentures, units purchase rights and all agreements, instruments, documents or securities, convertible, exercisable or exchangeable, in whole or in part, into Common Stock, or other similar rights outstanding on such date.

On the Second Closing Date, the Purchaser agrees to purchase from the Company for a purchase price of $1,218,000 and the Company agrees to issue to the Purchaser, 121,800 shares of Common Stock which, as of the Second Closing Date, together with original Common Stock issued to the Purchaser on the First Closing Date, represent 19.51% of the Common Stock on a fully diluted basis, all in accordance with the terms and conditions of this Agreement.

2.          The definition of “First Closing Date” is hereby inserted in Section 8.16 to read as follows:

First Closing Date. This term means March 18, 2013.

3.          The definition of “Second Closing Date” is hereby inserted in Section 8.16 to read as follows:

Second Closing Date. This term means December _____, 2013.

4.          The definition of “Closing Date” in Section 8.16 is hereby amended in its entirety to read as follows:

Closing Date. This term means the First Closing Date together with the Second Closing Date.

5.          The definition of “Note Agreement” in Section 8.16 is hereby deleted in its entirety and amended and restated in its entirety to read as follows:

Note Agreement. This term includes the Note Purchase Agreement dated as of the First Closing Date between the Company, the Purchaser and the other parties from time to time made a party thereto, as the same may be amended from time to time.

6.          Limited Waiver of Covenants. The Purchaser hereby agrees that the Additional Common Stock issued hereunder is in compliance with the covenants contained in Section 2(d) of the Stockholders Agreement with respect to the Purchaser’s pre-emptive rights to acquire a portion of the Common Stock in the Offering, and hereby waives any additional rights thereunder solely with respect to the Offering. This Amendment shall serve as the written consent of the Purchaser in connection therewith.

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7.          Terms Governing Common Stock. The Purchaser hereby acknowledges and agrees that the Original Common Stock and the Additional Common Stock shall still be governed by the terms and conditions contained in this Agreement as well as the terms and conditions contained in the Stockholders Agreement.

8.          Full Force and Effect. Except as expressly modified herein, all the terms, covenants and conditions of the Agreement shall remain in full force and effect and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

UFI ACQUISITION, INC.

By:
Name:	Richard L. Baum, Jr.
Its:	President

PURCHASER:

THE PENINSULA FUND V LIMITED PARTNERSHIP

By:	Peninsula Fund V Management L.L.C
Its:	General Partner

By:	Peninsula Capital Partners L.L.C.
Its:	Manager

By:
Scott A. Reilly
President and Chief Investment Officer

[First Amendment to Stock Purchase Agreement]

DETROIT 40396-17 1301349v3

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